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                      SECOND AMENDED AND RESTATED TERM NOTE


Amount:  $1,187,500.00             Maturity Date: Upon the earlier of (a)
                                                  demand, (b) a default, Default
                                                  or an Event of Default
                                                  hereunder or under the
                                                  Forbearance Agreement (defined
                                                  below) or any related loan
                                                  documents (other than the
                                                  Existing Defaults as defined
                                                  in the Forbearance Agreement),
                                                  or (c) the expiration of the
                                                  Forbearance Period (as defined
                                                  in the Forbearance Agreement).

Made at         , Michigan on December   , 1998
        --------                       --

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of NBD Bank ("Lender"), at its offices in Detroit, Michigan or at such other place as the holder of this note may from time to time designate in writing, the principal sum of ONE MILLION ONE HUNDRED EIGHTY-SEVEN THOUSAND FIVE HUNDRED DOLLARS ($1,187,500) payable as follows:

         In consecutive quarterly installments of $62,500, plus interest commencing December 29, 1998 and a like sum due and payable on or before the 29th day of each March, June, September and December thereafter until the earlier of (a) demand, (b) a default, Default or an Event of Default hereunder or under the Forbearance Agreement or any related loan documents (other than the Existing Defaults as defined in the Forbearance Agreement), or (c) the expiration of the Forbearance Period, when all remaining unpaid principal plus accrued but unpaid interest shall be due and payable in full.

         Interest shall be payable quarterly on the 29th day of each March, June, September and December for the principal balance outstanding during the preceding quarter.

         The indebtedness under this Note outstanding from time to time prior to maturity shall bear interest from the date hereof on the basis of a year of 360 days for the actual number of days elapsed in each month, at a rate of 1 percentage points per annum in excess of the Prime Rate (the "Note Rate") of interest and after default or maturity (whether upon demand for payment, expiration of term, termination, acceleration or otherwise), at a rate of 3 percentage points per annum in excess of the Note Rate until paid; however, in no event shall the rate of interest be in excess of the highest rate permitted by law. The "Prime Rate" is that rate of interest which Lender shall from time

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to time announce to be its Prime Rate. The Prime Rate is set by the Lender based upon various factors, including its costs and desired return, general economic conditions and other factors and is used as a reference point for pricing some loans. Lender may make loans at, above or below the Prime Rate. Any change in the Prime Rate shall immediately effect a change in the Note Rate.

         Principal of and interest on this Note shall be payable in lawful money of the United States of America. The undersigned agrees to pay all costs of collection and enforcement of this Note including reasonable attorneys' fees and court costs.

         The indebtedness under this Note may be prepaid in whole or in part at any time. All partial prepayments shall be applied in inverse order of maturity to the principal installments due on this Note. However, if Borrower elects to completely or substantially (more than 50% of the principal balance then outstanding) prepay the indebtedness, such prepayment shall be made on at least 10 business days prior written notice to Lender and shall be accompanied by a prepayment premium equal to $2,500 times the number of monthly principal installments or portions of monthly principal installments that are being prepaid.

         This Note is secured by, among other things, the following: (a) all of Medar, Inc.'s present and future accounts, chattel paper, general intangibles, inventory, equipment, fixtures, documents, and instruments, and all products and proceeds of the foregoing as more fully described in the General Security Agreement, dated March 29, 1996 ("General Security Agreement"), the Collateral Assignment of Proprietary Rights and Security Agreement, dated July 15, 1997 ("Assignment of Rights"), and the collateral granted to Lender under an Amended and Restated Revolving Credit and Loan Agreement dated July 31, 1998 ("Restated Loan Agreement"), all as amended by the Amendment and Forbearance Agreement of approximate even date herewith (the "Forbearance Agreement"), (b) the Amended and Restated Mortgage and Security Agreement dated June 29, 1993 on the premises located at 38700 Grand River, Farmington Hills, Michigan, as recorded in Liber 13885, Page 040, of the Oakland County Records (as may be amended and as may be further amended, including, but not limited to, by the First Amendment to Mortgage of approximate even date herewith and with all supplements thereto),
(c) a Future Advance Mortgage dated October 31, 1995 on the premises located at 24755 Crestview Court, Farmington Hills, Michigan, as recorded in Liber 15799, Page 151 of the Oakland County Records (as may be amended or as may be further amended, including, but not limited to, by the First Amendment to Mortgage dated the approximate even date herewith, and with all supplements thereto); and (d) any other collateral security heretofore or hereafter granted to Lender by the undersigned. The failure to make any payment when due under this Note or the occurrence of any default, Default, Event of Default, or Event of Acceleration under the Forbearance Agreement or any document or instrument executed in connection herewith shall be deemed a default under this Note, and in any such events, the holder of this Note shall be entitled to accelerate the maturity of the debt evidenced by this Note and have all rights and remedies afforded by law or available under the Forbearance Agreement.


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         This Note is in substitution and exchange for the Amended and Restated
Term Note dated July 15, 1997 in the original principal amount of $1,500,000 (the "Old Note") and is issued pursuant to the Forbearance Agreement. This Note shall not in any circumstances be deemed a novation or to have paid, terminated, extinguished or discharged the undersigned's indebtedness evidenced by the Old Note, all of which indebtedness shall continue under and be evidenced and governed by this Note. The Old Note is amended and restated in its entirety by this Note. Any reference in any other document or instrument (including but not limited to the General Security Agreement, the Assignment of Rights, the Restated Loan Agreement, or the Forbearance Agreement) to the Old Note shall constitute a reference to this Note.

         The undersigned, and all endorsers and guarantors, hereby severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the maturity of this Note, or any payment due under this Note, may be extended from time to time without in any way affecting the liability of the undersigned or such endorsers or guarantors.

         This Note shall be governed and construed according to the internal laws of Michigan.

                                            MEDAR, INC.

                                            By:

                                                     Name:

                                                              Title: